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                                                                    EXHIBIT 10.4

[SANWA BANK LOGO]

                               SECURITY AGREEMENT

This Security Agreement ("Agreement") is made and entered into this 16th day of August 1996 by and between SANWA BANK CALIFORNIA (the "Bank"); FOUR POINT ENTERTAINMENT, INC. (the "Grantor"); and DOVE AUDIO, INC. (the "Borrower").

1. GRANT OF SECURITY INTEREST. The Grantor hereby grants to the Bank a security interest in and to all of the following property (hereinafter collectively referred to as the "Collateral"):

         A. EQUIPMENT. All goods and equipment ("Equipment") now owned or hereafter acquired by the Grantor or in which the Grantor now has or may hereafter acquire any interest including, but not limited to, all machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description and all additions, accessions, improvements, replacements and substitutions thereto and thereof.

         B. INVENTORY. All inventory ("Inventory") now owned or hereafter acquired by the Grantor including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Grantor's custody or possession, together with all returns on accounts.

         C. ACCOUNTS AND CONTRACT RIGHTS. All accounts and contract rights now owned or hereafter created or acquired by the Grantor, including but not limited to, all receivables and all rights and benefits due to the Grantor under any contract or agreement.

         D. GENERAL INTANGIBLES. All general intangibles now owned or hereafter created or acquired by the Grantor, including but not limited to, goodwill, trademarks, trade styles, trade names, patents, patent applications, software, customer lists and business records.

         E. CHATTEL PAPER AND DOCUMENTS. All documents, instruments and chattel paper now owned or hereafter acquired by the Grantor.

         F. MONIES AND OTHER PROPERTY IN POSSESSION. All monies, and property of the Grantor now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Grantor may become entitled to receive on account of such property.

The Bank's security interest in the Collateral shall be a continuing lien and shall include all proceeds and products of the Collateral including but not limited to, the proceeds of any insurance thereon.

2. THE INDEBTEDNESS. The Collateral secures payment of all obligations and indebtedness pursuant to those certain Term Loan Agreements in the aggregate principal amounts of $220,000.00 and $1,365,447.27 between the Bank and the Borrower, both dated August 16, 1996. The indebtedness and obligations secured hereby (hereinafter referred to as the "Indebtedness") shall include any and all modifications, extensions and renewals of such obligations or indebtedness and performance of all the terms, covenants and agreements contained in this Security Agreement and in any other document, instrument or agreement evidencing or related to the Indebtedness or the Collateral.

The Indebtedness secured hereby shall not include any indebtedness incurred for personal, family or household purposes except to the extent any disclosure required under any consumer protection law (including but not limited to the Truth in Lending Act) or any regulation thereto, as now existing or hereafter amended, is or has been given.

3. GRANTOR'S REPRESENTATIONS AND WARRANTIES. The Grantor hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

         A. STATUS. The Grantor is a corporation duly organized and validly existing under the laws of the State of Florida and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Grantor's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Grantor is doing business.

         B. AUTHORITY. The execution, delivery and performance by the Grantor of this Security Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Grantor; (ii) require any consent or approval of the stockholders or violate any provision of the articles of incorporation or by-laws of the Grantor; or (iii) result in a breach of or constitute a default under any material agreement to which the Grantor is a party or by which the Grantor's properties may be bound or affected.

         C. LEGAL EFFECT. This Security Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Grantor enforceable against the Grantor in accordance with their respective terms.

         D. FICTITIOUS TRADE STYLES. The Grantor currently uses no fictitious trade styles in connection with its business operations. The Grantor shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

         E. TITLE TO COLLATERAL; PERMITTED LIENS. The Grantor has good and marketable title to the Collateral and the same is not now and shall not become subject to any security interest, encumbrance, lien or claim of any third person other than: (i) liens and security interests securing the Indebtedness or other indebtedness owed to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith; (iii) liens of mechanics, materialmen, warehousemen, carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Grantor in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Grantor's assets (collectively, the "Permitted Liens").

         F. FINANCIAL STATEMENTS. All financial statements, information and other data now or hereafter submitted to the Bank by the Grantor in connection with the transaction with respect to which this Security Agreement is entered into are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied. Since the most recent submission of any such financial statement, information or other data to the Bank, the Grantor represents and warrants that no material adverse change in the financial condition or operations as disclosed therein or thereby has





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         occurred which has not been fully disclosed to the Bank in writing.

         G. LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Grantor, threatened against or affecting the Grantor or the Grantor's properties before any court or administrative agency which, if determined adversely to the Grantor, would have a material adverse effect on the Grantor's financial condition, operations or the Collateral.

         H. TAXES. The Grantor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

4. BANK'S RIGHT TO AMEND OR MODIFY THE INDEBTEDNESS. The Grantor authorizes the Bank, in its sole and absolute discretion, with or without notice and without affecting the Bank's security interest in or to the Collateral or the Bank's rights and remedies against the Collateral under this Security Agreement, and from time to time, to: (i) change the time or manner of payment of any Indebtedness by renewal, extension, modification, acceleration or otherwise; (ii) alter or change any provision of any Indebtedness, including, but not limited to, the rate of interest thereon, or any provision of any document, instrument or agreement (other than this Security Agreement) evidencing, guarantying, securing or related to any Indebtedness; (iii) release, discharge, exonerate, substitute or add one or more of the parties liable on any Indebtedness or one or more endorsers, cosigners, or guarantors for any Indebtedness; (iv) obtain any other or additional collateral for the payment of any Indebtedness or any guaranty thereof; (v) release existing or after-acquired other or additional collateral on such terms as the Bank, in its sole and absolute discretion, shall determine; (vi) apply any sums received from the Borrower, any endorser, cosigner, guarantor or other person liable on the Indebtedness or from the sale or collection of any other or additional collateral or its proceeds securing any Indebtedness or any guaranty thereof to any indebtedness whatsoever owed or to be owed to the Bank by the Borrower in any order or amount and regardless of whether or not any portion of such sum is applied to the Indebtedness secured hereunder or regardless of whether or not any such indebtedness is due and payable; and (vii) apply any sums received from the Grantor or from the sale or collection of the Collateral or its proceeds to any Indebtedness in any order or amount regardless of whether or not any such Indebtedness is due and payable.

5. GRANTOR'S ACKNOWLEDGMENTS AND WAIVERS. The Grantor hereby unconditionally and irrevocably acknowledges and agrees to the following matters:

         A. CONSIDERATION. The Grantor hereby acknowledges and agrees that the security interest in the Collateral is granted to the Bank in consideration of the Indebtedness incurred by the Borrower to the Bank or the benefits to the Grantor derived therefrom.

         B. DEFICIENCY. In the event that any Indebtedness is now or hereafter secured by a deed of trust, the Grantor waives any defense and all rights and benefits of those laws purporting to state that no deficiency judgment may be recovered on certain real property purchase money obligations (as presently contained in Section 580b of the California Code of Civil Procedure and as it may be amended or superseded in the future) and those laws purporting to state that no deficiency judgment may be recovered after a trustee's sale under a deed of trust (as presently contained in Section 580d of the California Code of Civil Procedure and as it may be amended or superseded in the future).

         C.      ELECTION OF REMEDIES.      The Grantor waives any defense
         based upon the Grantor's loss of a right against the Borrower arising from the Bank's election of a remedy on any Indebtedness under bankruptcy or other debtor relief laws or under any other laws, including, but not limited to, those purporting to reduce the Bank's rights against the Collateral in proportion to the principal obligation of any Indebtedness (as presently contained in Section 2809 of the California Civil Code and as it may be amended or superseded in the future).

         D. STATUTE OF LIMITATIONS. The Grantor waives the benefit of the statute of limitations affecting the Grantor's liability hereunder or the enforcement hereof.

         E. BORROWER'S DEFENSES. The Grantor waives any defense arising by reason of any disability or other defense of the Borrower, the Borrower's successor or any endorser, cosigner, guarantor or other person liable on any Indebtedness. Until all Indebtedness has been paid in full, the Grantor shall not have any right of subrogation against the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness and the Grantor waives any benefit of and any right to participate in any other or additional collateral securing any Indebtedness or any guaranty thereof in which the Bank now or hereafter has or acquires a security interest. The Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance with respect to any Indebtedness and all notices of sale with respect to any other or additional collateral securing any Indebtedness or any guaranty thereof.

         F. Borrower's Financial Condition. The Grantor hereby recognizes, acknowledges and agrees that advances may be made from time to time with respect to any Indebtedness without authorization from or notice to the Grantor even though the financial condition of the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness may have deteriorated since the date of this Security Agreement. The Grantor waives all right to require the Bank to disclose any information with respect to: (i) any Indebtedness;
         (ii) the financial condition, credit or character of the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness; (iii) any other or additional collateral securing any Indebtedness or any guaranty thereof; or (iv) any action or inaction on the part of the Bank, the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness. The Grantor hereby assumes the responsibility for being informed of the financial condition, credit and character of the Borrower and of all circumstances bearing upon the risk of non-payment of any Indebtedness which diligent inquiry would reveal.

6. GRANTOR'S COVENANTS. The Grantor covenants and agrees that, unless the Bank otherwise consents in writing, the Grantor shall at all times:

         A. MAINTENANCE OF INSURANCE. Keep and maintain the Collateral insured for not less than its full replacement value against all risks of loss and damage and maintain such other insurance as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Grantor operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering the Collateral, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Grantor shall furnish the Bank with the original policy or binder of all such insurance.

         B. MAINTENANCE OF COLLATERAL. Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and other security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral, its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear.

         C.      LOCATION AND MAINTENANCE OF EQUIPMENT.

                 (i) LOCATION. The Equipment shall at all times be in the Grantor's physical possession, shall not be held for sale or lease and shall be kept only at the following locations): 8955 Beverly Boulevard, West Hollywood, CA 90048.

                 The Grantor shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the locations shown above or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

                 (ii) EQUIPMENT SCHEDULES. Upon the Bank's demand, the Grantor shall immediately provide the Bank with a complete and accurate description of the



                                      (2)
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                 Equipment including, as applicable, the make, model,
                 identification number and serial number of each item of Equipment. In addition, the Grantor shall immediately notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

                 (iii) MAINTENANCE OF EQUIPMENT. The Grantor shall, at the Grantor's sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Grantor shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. The Grantor shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Grantor shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of business of the persons having control or possession of the Equipment.

                 (iv) FIXTURES. The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Grantor.

         D. LOCATION AND QUALITY OF INVENTORY. The Inventory (i) is now and shall at all times hereafter be of good and merchantable quality and free from defects; (ii) is not now and shall not at any time hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and, in such event, the Grantor will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of inventory; (iii) shall at all times be in the Grantor's physical possession; (iv) shall not be held by others on consignment, sale on approval, or sale or return; and (v) shall be kept only at the following locations(s): 8955 Beverly Boulevard, West Hollywood, CA 90048.

         E. INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Grantor and discuss the business and operations of the Grantor with any employee or representative thereof. If the Grantor now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Grantor hereby agrees to notify such third party, to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Grantor's expense, the amount of which shall be payable immediately upon demand.

         F. REPORTING REQUIREMENTS. Promptly upon the Bank's request, deliver or cause to be delivered to the Bank such information pertaining to the Grantor, the Collateral or such other matters as the Bank may reasonably request.

         G. TRANSFER OF COLLATERAL. Not sell, contract for sale, convey, transfer, assign, lease or sublet any of the Collateral except in the ordinary course of business as presently conducted by the Grantor and then, only for full, fair and reasonable consideration.

         H. PAYMENT OF OBLIGATIONS. Pay all of the Grantor's liabilities and obligations when due.

         I. COMPENSATION OF EMPLOYEES. Compensate the Grantor's employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

         J. NOTICES. Give the Bank prompt written notice of: (i) any change in the Grantor's place of business or the acquisition of more than one place of business; (ii) any proposed or actual change in the Grantor's name, identity or business nature; (iii) any change in the location of any Collateral; (iv) any Event of Default; (v) litigation, arbitration or administrative proceedings to which the Grantor is a party and which affects the Collateral and in which the claim or liability exceeds $100,000.00; and (vi) any other matter which has resulted in, or might result in, a material adverse change in the Collateral or the financial condition or business operations of the Grantor.

7. BORROWER'S COVENANTS. The Borrower hereby covenants and agrees as follows:

         A. GRANT OF SECURITY INTEREST. To the extent the Borrower has any rights in or to any of the Collateral, the Borrower hereby grants to the Bank a security interest in and to the Collateral in accordance with and subject to the terms and provisions of this Security Agreement. Any and all interests or rights which the Borrower may have in or to the Collateral shall be, at all times, inferior, subordinate, and subject to the security interests of the Bank therein or thereto and shall be extinguished or terminated following, or as a result of, the Bank's exercise of its rights and remedies under this Security Agreement.

         B. COLLATERAL IN THE BORROWER'S POSSESSION. To the extent that any item of the Collateral is in the possession of the Borrower, the above covenants of the Grantor pertaining to such item of the Collateral shall be those of the Borrower or, with respect to covenants concerning the maintenance of such item of the Collateral, inspection rights, reporting requirements, any transfer of such items of the Collateral and notices, those of both the Borrower and the Grantor.

8. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an event of default ("Event of Default") hereunder:

         A. NON-PAYMENT. There shall occur a failure to pay when due any payment of principal or interest or any other sum referred to in this Security Agreement or under any other document, instrument or agreement evidencing or relating to any indebtedness owed by the Grantor to the Bank or owed to the Bank by any obligor on the Indebtedness.

         B. PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Grantor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Security Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Grantor or any indebtedness of any obligor on the Indebtedness (whether such indebtedness is owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Grantor or the obligor on the Indebtedness of the existence and character of such Event of Default.

         C. REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made under or in connection with this Security Agreement or any financial statement or information given in connection with the transaction with respect to which this Security Agreement is entered into shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

         D. INSOLVENCY. The Grantor or any obligor on or any guarantor of the Indebtedness shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made appointing, any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.




                                      (3)

         E. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against the Collateral and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

         F. IMPAIRMENT OF COLLATERAL. There shall occur any injury or damage to all or any part of the Collateral or all or any part of the Collateral shall be lost, stolen or destroyed.

         G. REVOCATION OR LIMITATION OF GUARANTY. Any guaranty given with respect to the Indebtedness shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

         H. SUSPENSION. The Grantor or any obligor on the Indebtedness shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any federal, state or municipal agency or authority necessary to conduct such person's business as now conducted.

         I. CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Grantor or any obligor on the Indebtedness, if a corporation, or there shall occur a change in any general partner or a change affecting the control of the Grantor or any obligor on the Indebtedness, if a partnership.

9. BANK'S RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

         A. ACCELERATION. Declare the Indebtedness and any or all other indebtedness owing to the Bank by the Grantor or any obligor on the Indebtedness (however such indebtedness may be evidenced or secured) immediately due and payable, whether or not otherwise due and payable.

         B. CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Grantor or any obligor on the Indebtedness under any agreement now existing or hereafter entered into with the Bank.

         C. TERMINATION. Terminate any agreement as to any future obligation of the Bank without affecting the Grantor's obligations to the Bank or the Bank's rights and remedies under this Security Agreement or under any other document, instrument or agreement.

         D. SEGREGATE COLLECTIONS. Require the Grantor to segregate all collections and proceeds of the Collateral so that they are capable of identification and to deliver such collections and proceeds to the Bank, in kind, without commingling, at such times and in such manner as required by the Bank.

         E. RECORDS OF COLLATERAL. Require the Grantor to periodically deliver to the Bank records and schedules showing the status, condition and location of the Collateral and such contracts or other matters which affect the Collateral. In connection herewith, the Bank may conduct such audits or other examinations of such records, including, but not limited to, verification of balances owing by any account debtor of the Grantor, as the Bank, in its sole and absolute discretion, deems necessary.

         F. NOTIFICATION OF ACCOUNT DEBTORS. Notify any or all of the Grantor's account debtors, buyers or transferees of the Collateral or other persons of the Bank's interest in the Collateral and the proceeds thereof and instruct such person(s) to thereafter make any payment due the Grantor directly to the Bank.

         The Grantor hereby irrevocably constitutes and appoints the Bank as its attorney-in-fact to (i) endorse the name of the Grantor on any notes, acceptances, checks, drafts, money orders or other evidence of payment that may come into the Bank's possession; (ii) sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (iii) notify post office authorities to change the address for delivery of mail addressed to the Grantor to such address as the Bank may designate and take possession of and open mail addressed to the Grantor and remove therefrom proceeds of and payments on the Collateral; and (iv) demand, receive and enforce payment and give receipts, releases and satisfactions for and sue for all money payable to the Grantor. All of the preceding may be done either in the name of the Bank or in the name of the Grantor with the same force and effect as the Grantor could have done had this Security Agreement not been entered into.

         G. COMPROMISE. Grant extensions, compromise claims and settle any account for less than the amount owing thereunder, all without notice to the Grantor or any obligor on or any guarantor of the Indebtedness.

         H. PROTECTION OF SECURITY INTEREST IN COLLATERAL. Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest in the Collateral. The Grantor hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Grantor hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

         I. FORECLOSURE. Enforce any security interest or lien given or provided for under this Security Agreement or under any other document relating to the Collateral, in such manner and such order, as to all or any part of the Collateral, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Grantor hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest in the Collateral, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Grantor's records pertaining thereto, or the Bank may require the Grantor to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of any obligor on or any guarantor of the Indebtedness and shall be immediately paid to the Bank.

         The Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing any Indebtedness even though such foreclosure may destroy or diminish the Grantor's rights against the Borrower. The Borrower shall be liable to the Bank for any part of any Indebtedness remaining unpaid after any such foreclosure whether or not such foreclosure was for fair market value.

         J. APPLICATION OF PROCEEDS. All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied as follows: first, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Indebtedness; next, to die payment of the outstanding principal balance of the Indebtedness; and last, to the payment of any other indebtedness owed by the Grantor to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Grantor.

         K. NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Bank and the Grantor or any obligor on or guarantor of the Indebtedness, or otherwise.





                                      (4)

         L. BORROWER'S AND GRANTOR'S WAIVERS. The Grantor and the Borrower each waive all rights to require the Bank to: (i) proceed against the Borrower, any endorser, cosigner, guarantor or other person liable on any Indebtedness; (ii) proceed against the Collateral, any particular item of the Collateral or any other or additional collateral securing any Indebtedness or any guaranty thereof; or (iii) pursue or refrain from pursuing any other remedy in the Bank's power whatsoever against any Collateral or on any Indebtedness.

10. SUBORDINATION. Any indebtedness of the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness now or hereafter owed to the Grantor is hereby subordinated to the Indebtedness. Such indebtedness owed to the Grantor shall, if the Bank so requests, be collected, enforced and received by the Grantor as trustee for the Bank and be paid over to the Bank on account of the Indebtedness but without reducing or affecting in any manner the matters contained in this Security Agreement. Should the Grantor fail to collect the proceeds of any such indebtedness owed to it and pay such proceeds to the Bank, the Bank, as the Grantor's attorney-in-fact, may do such acts and sign such documents in the Grantor's name as the Bank considers necessary to effect such collection.

11. INVALID, FRAUDULENT OR PREFERENTIAL PAYMENTS. The Grantor agrees that, to the extent the Borrower or any endorser, cosigner, guarantor or other person liable on any Indebtedness makes a payment or payments on any Indebtedness, or is credited for any payment or payments made for or on behalf of any Indebtedness, which payment or payments, or any part thereof, is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver, assignee or any other party whether under any bankruptcy, state or federal law or under any common law or equitable cause or otherwise, then, to the extent thereof, the obligation or part thereof intended to be satisfied thereby shall be revived, reinstated and continued in full force and effect as if such payment or payments had not originally been made or credited.

12.  MISCELLANEOUS PROVISIONS.

         A. AMOUNTS PAYABLE UNDER THIS SECURITY AGREEMENT. If the Grantor fails to pay on demand the amount of any obligations referred to in this Security Agreement, the Bank may pay such amount at its option and without any obligation to do so and without waiving any default occasioned by the Grantor's failure to pay such amount. All amounts so paid by the Bank, together with reasonable attorneys' fees and all other costs, charges and expenses relating to the Indebtedness, shall be a part of the Indebtedness and shall bear interest at the highest rate chargeable on any Indebtedness until paid in full.

         B. OTHER TERMS. Terms not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

         C. RELIANCE. Each warranty, representation, covenant and agreement contained in this Security Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Grantor shall now or hereafter give, or cause to be given, to the Bank.

         D. ATTORNEYS' FEES. In the event of any action in relation to this Security Agreement, the Collateral or any document, instrument or agreement secured hereby or related hereto, the prevailing party, in addition to all other sums to which it may entitled, shall be entitled to reasonable attorneys' fees.

         E. NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or be required to give or make to the other party, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Security Agreement or to such other address as may be specified from time to time in writing by either party to the other.

         F. WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

         G. Assignment. This Security Agreement shall be binding upon and inure to the benefit of the Grantor and the Bank and their respective successors and assigns, except that the Grantor shall not have the right to assign the Grantor's rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell or assign all or any portion of its rights and benefits hereunder and, in connection therewith, may deliver to such prospective buyer or assignee financial statements and other relevant information pertaining to the Grantor or any obligor on the Indebtedness.

         H. SEVERABILITY. Should any one or more provisions of this Security Agreement be determined to be illegal or unenforceable, all other provisions shall remain effective.

         I. JURISDICTION. This Security Agreement and the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein, shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first hereinabove written.



BANK:                                       GRANTOR:


SANWA BANK CALIFORNIA                       FOUR POINT ENTERTAINMENT, INC.

BY:    /s/  JUDI A. VOGEL                      BY:  /s/  RONALD M. ZISKIN
   ---------------------------------           --------------------------------
   JUDI A. VOGEL, AUTHORIZED OFFICER           RONALD M. ZISKIN, PRESIDENT


ADDRESS:                                    ADDRESS:

Sherman Oaks Office
15165 Ventura Boulevard                     8955 Beverly Boulevard
Sherman Oaks, CA 91403                      West Hollywood, CA 90048




                                      (5)

BORROWER:


DOVE AUDIO, INC.

BY:  /s/  MICHAEL VINER
   ----------------------------------------
   MICHAEL VINER, PRESIDENT/CHAIRMAN

BY:  /s/  DEBORAH RAFFIN
   ----------------------------------------
   DEBORAH RAFFIN, VICE PRESIDENT/SECRETARY


ADDRESS:

8955 Beverly Boulevard
West Hollywood, CA 90048








                                      (6)

  [LOGO]

Sanwa
Bank
California



                         LOAN DISBURSEMENT INSTRUCTIONS
                           ($1,365,447.27 Term Loan)



Date:         8-16-96                         Loan Number:
     -----------------------                              ---------------------

The undersigned hereby instructs Sanwa Bank California to disburse the proceeds of this loan as shown below:

                                                   DISBURSEMENT                                        AMOUNT
1.       PAY OFF THE FOLLOWING LOAN WITH SANWA BANK CALIFORNIA:   Four Point Entertainment, Inc.      $800,702.13
         0178362636/00216.

2.       PAY OFF THE FOLLOWING LOAN WITH SANWA BANK CALIFORNIA:   Four Point Entertainment, Inc.      $564,745.14
         0178362636/00224.
                                                                                                  ===============
                                                                                         TOTAL:     $1,365,447.27

                                    BORROWER:

                                    DOVE AUDIO, INC.


                                    BY:  /s/  MICHAEL VINER
                                       -------------------------------------
                                       MICHAEL VINER, PRESIDENT/CHAIRMAN


                                    BY:  /s/  DEBORAH RAFFIN
                                       -------------------------------------
                                       DEBORAH RAFFIN, VICE PRESIDENT/SECRETARY








                                      (1)